UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2010

RODMAN & RENSHAW CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1251 Avenue of the Americas, New York, New York	10020
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing.

     On January 6, 2010, Rodman & Renshaw Capital Group, Inc. (the “Company”) received a Staff Determination letter from the Nasdaq Stock Market stating that the Company had failed to hold an annual meeting of shareholders prior to December 31, 2009 as required by Nasdaq Marketplace Rules 5620(a) and 5620(b).

      On January 8, 2010, the Company filed a definitive proxy statement with the Securities and Exchange Commission for an annual meeting of shareholders to be held on February 5, 2010. The Company expects to mail proxy materials on January 15, 2010 to its shareholders of record as of January 8, 2010. The agenda for the meeting includes the reelection of the ten current incumbent directors and the ratification of the appointment of KPMG LLP as independent auditors for the 2009 fiscal year.

      Pursuant to the procedures set forth in Nasdaq Listing Rule 5815, on January 8, 2010 the Company appealed the Nasdaq Staff’s determination to a Nasdaq Hearings Panel and was assigned a February 11, 2010 hearing date. Nasdaq in its January 8, 2010 hearing notification letter advised the Company that, “if at any point before the hearing the Company believes it has regained compliance with all criteria for continued listing and can evidence an ability to sustain compliance with those requirements over the long term, the Company should notify its Listing Analyst and also inform the Nasdaq Officer of General Counsel, Hearings (Hearings Department). If the Listing Analyst determines that the deficiency is moot, the Hearings Department will advise the Company by letter that the hearing is cancelled.” The Company believes that once the annual shareholders’ meeting takes place it will regain compliance with Nasdaq Marketplace Rules 5620(a) and 5620(b) and a hearing will not be required. Pending the Nasdaq Hearing Panel’s decision, Nasdaq will take no action with respect to the continued listing of the Company’s common stock.

      On January 8, 2010, the Company issued a press release relating to it receipt of the Nasdaq Staff Determination letter. A copy of that release is filed as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

99.1	Press release dated January 8, 2010.

* * * * *

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: January 8, 2010	By: /s/ David J. Horin
David J. Horin
Chief Financial Officer